Exhibit 99.1

Rapid7 Announces Third Quarter 2015 Financial Results

Boston, MA – November 12, 2015 – Rapid7, Inc. (NASDAQ: RPD), a leading provider of security data and analytics solutions, today announced its financial results for the third quarter of 2015.

“Our strong performance in the third quarter reflects the need of enterprises and organizations of all sizes and industry verticals to gain an understanding of the information in their IT environments so they can better manage risk and respond to the malicious, increasingly well organized and far more prevalent cyber attacks. As a result, we are generating strong growth across all our security offerings with new customers and increasing levels of commitment from our existing customers as we continue to drive innovation with our security data and analytics platform,” said Corey Thomas, president and chief executive officer of Rapid7.

“Our solid third quarter financial results were evident in several important metrics, including strong revenue growth, continued increases in both gross margins and deferred revenue, and positive operating cash flow,” said Steven Gatoff, chief financial officer of Rapid7. “We continue to see good returns across the board from the investments we’ve made to expand our technology platform and drive our go-to-market strategy. Based on our strong third quarter performance and the fundamentals in the business heading into the fourth quarter, we are increasing our revenue guidance for 2015.”

Third Quarter 2015 Financial Highlights

•	Strong Revenue Growth: Revenue growth in products, maintenance and services, was driven by strong customer demand across both enterprise and mid-market customers. For the third quarter of 2015, total revenue was $28.3 million, an increase of 39% year-over-year.

•	Continued Solid Base of Recurring Revenue & High Visibility: 62% of total revenue in the third quarter of 2015 came from subscription-based recurring revenue comprised of content subscriptions, maintenance and support, cloud-based subscriptions, and managed services subscriptions. Approximately 84% of total revenue for the third quarter of 2015 came from deferred revenue as of the beginning of the quarter.

•	Strong Continued Growth in Deferred Revenue: Total deferred revenue at the end of the third quarter was $110.2 million, increasing 52% year-over-year with solid growth in the business driving both short and long-term deferred revenue. Deferred revenue growth in the third quarter also benefitted from some favorable transaction dynamics that contributed to marginally greater-than-anticipated growth of approximately 6% of the 52% year-over-year growth in total deferred revenue.

•	Positive Operating Cash Flow: Strong financial results drove positive operating cash flow in the third quarter of $2.3 million compared to cash used in operations of ($0.9) million in the third quarter of 2014 and cash used in operations in the second quarter of 2015 of ($1.2) million.

•	Improved Gross Margins in Professional Services: Investments made in 2014 and early 2015 to build more strategic professional services continue to yield positive results as non-GAAP professional services gross margin increased to 22% in the third quarter of 2015 compared to 17% in the third quarter of 2014.

•	Continued Increases in Renewal Rates: The renewal rate for the third quarter of 2015, which includes upsells and cross-sells of additional products and services, increased to 122% from 109% in the third quarter of 2014, reflecting increasing customer uptake of existing and new Rapid7 products. The expiring revenue renewal rate, which excludes upsells and cross-sells of additional products and services, increased to 88% in the third quarter of 2015 from 85% the previous year.

•	Growth Across Geographies: For the third quarter of 2015, total revenue from North America increased 40% year-over-year to $24.9 million and comprised 88% of total revenue. Total revenue from international increased 31% year-over-year to $3.4 million and comprised 12% of total revenue for the third quarter of 2015.

•	Non-GAAP Loss from Operations and Net Loss Per Share: For the third quarter of 2015, GAAP loss from operations was $10.5 million and non-GAAP loss from operations was $7.8 million. GAAP net loss per share was $0.79 and non-GAAP net loss per share was $0.27 for the third quarter in 2015.

Recent Business Highlights

Continued Strong Customer Momentum and Growth:

•	Increased market adoption with new customer additions and expanded relationships with existing customers, ending the third quarter of 2015 with over 4,400 customers, an increase of 32% year-over-year.

•	Added customers in both the enterprise and mid-market segments, and increased penetration into Fortune 1000 customers, including Comerica, El Camino Hospital, Intuit, MIT Lincoln Lab, and The UPS Store.

Technology Platform and Product Innovation:

•	Continued investment and innovation in Threat Exposure Management offering:

•	Released Nexpose 6.0 featuring Adaptive Security, a new capability that will help organizations respond more effectively to evolving security risks. The enhanced solution for Threat Exposure Management delivers prioritized insight into changes on a customer’s network and the impact of newly discovered vulnerabilities, with ability to quickly identify critical threats and provide guidance for fast remediation. http://www.rapid7.com/company/news/press-releases/2015/rapid7-introduces-nexpose6-with-adaptive-security.jsp

•	Expanded our global customer reach and delivered localized user experiences of Rapid7 Nexpose in simplified Chinese, Korean, and Japanese to enhance usage of our Threat Exposure Management offerings in Asia Pacific.

•	Announced that AppSpider received the highest product score in the Web Application Security Testing (AST) in Gartner’s Critical Capabilities for Application Security Testing. http://www.rapid7.com/company/news/press-releases/2015/rapid7-receives-highest-product-score.jsp

•	Continued to build traction with intruder analytics solution, UserInsight:

•	Introduced new user behavioral analytics capability in UserInsight including a User Risk Ranking capability that identifies and ranks users that create the most risk for an organization.

•	Continued the evolution of Rapid7’s Strategic Professional Services:

•	Further expanded the Company’s Incident Response Services offerings to include Incident Response Program Development, Retainer Services and Emergency Services.

•	Began work on multiple Enterprise Penetration Testing programs with Fortune 500 companies and engaged in numerous Enterprise Deployments for larger, multi-product implementations of Rapid7 products.

•	Added new capabilities that complement and build upon Rapid7’s core technology leadership and market strengths:

•	Acquired Logentries, a provider of machine data search technology, in October 2015. With the addition of Logentries’ cloud-based log management and search, Rapid7 will enable information security teams to solve a broader range of security challenges, deeply investigate incidents, and more efficiently achieve their compliance requirements.

•	Introduced additional analytical models in our security data and analytics platform, including new machine learning algorithms to enhance our ability to detect phishing attacks used to steal credentials.

Continued Robust Technology Partnerships with Industry Leaders:

•	In October 2015, Intel Security (NASDAQ: INTC) announced the end-of-sale for the McAfee Vulnerability Manager (MVM) to customers and partners, effective January 11, 2016, with end-of-life to follow, and that it had selected Rapid7 as their exclusive vulnerability management partner. The Rapid7 team is proud to be closely collaborating with Intel Security to transition their existing MVM customers and is developing integrations between Nexpose and ePO, DXL and SIEM components of the McAfee solution and providing a seamless customer experience across the products.

•	Showcased the latest Rapid7 Application for Splunk Enterprise at Splunk.conf2015 demonstrating valuable integration of Rapid7 Nexpose and UserInsight with Splunk to enable joint-customers to manage their vulnerability exposure and to quickly identify and respond to security threats.

Fourth Quarter and Full-Year 2015 Guidance

Rapid7’s guidance for Q4 and full-year 2015 now includes the expected impact of the acquisition of Logentries. As announced on October 13, 2015, for the fourth quarter and full year 2015, Rapid7 expects Logentries to drive an incremental $1.5 million in billings, approximately $500,000 in revenue, and to be dilutive to non-GAAP operating loss and non-GAAP loss per share by approximately $2.5 million to $3.0 million and $0.06 to $0.07, respectively. Rapid7 anticipates total revenue, non-GAAP loss from operations, and non-GAAP net loss per share to be in the following ranges:

Fourth Quarter 2015:

Total revenue	$28.8 to $30.2 million
Loss from operations (non-GAAP)	$(14.5) to $(13.5) million
Net loss per share (non-GAAP)	$(0.37) to $(0.35)

The fourth quarter net loss per share calculation assumes 40.1 million basic and diluted weighted average common shares outstanding.

Full-Year 2015:

Total revenue	$106.5 to $107.9 million
Loss from operations (non-GAAP)	$(35.1) to $(34.1) million
Net loss per share (non-GAAP)	$(1.56) to $(1.53)

The full-year net loss per share calculation assumes 24.7 million basic and diluted weighted average common shares outstanding. Guidance for the fourth quarter and full-year 2015 does not include any potential impact of foreign exchange gains or losses.

Non-GAAP guidance excludes estimates for stock-based compensation expense, amortization of intangible assets, acquisition related expenses and certain non-recurring, one-time items. Rapid7 has provided a reconciliation of historical non-GAAP financial measures to the most comparable GAAP measures in the financial statement tables included in this press release. A reconciliation of non-GAAP guidance measures to the most comparable GAAP measures is not available on a forward-looking basis.

Conference Call and Webcast Information

Rapid7 will host a conference call today to discuss its results at 5:00 p.m. Eastern Time. The call will be accessible by telephone at 800-683-2320 (domestic) or 303-223-2690 (international). The call will also be available live via webcast on the company’s web site at http://investors.rapid7.com. A telephone replay of the conference call will be available at 800-633-8284 or 402-977-9140 (access code 21779157) until November 15, 2015. A webcast replay will be available at http://investors.rapid7.com.

About Rapid7

Rapid7 is a leading provider of security data and analytics solutions that enable organizations to implement an active, analytics-driven approach to cyber security. We combine our extensive experience in security data and analytics and deep insight into attacker behaviors and techniques to make sense of the wealth of data available to organizations about their IT environments and users. Our solutions empower organizations to prevent attacks by providing visibility into vulnerabilities and to rapidly detect compromises, respond to breaches, and correct the underlying causes of attacks. Rapid7 is trusted by more than 4,400 organizations across 90 countries, including 35% of the Fortune 1000. To learn more about Rapid7 or get involved in our threat research, visit www.rapid7.com.

Non-GAAP Financial Measures

Rapid7 believes that the use of non-GAAP gross profit, non-GAAP loss from operations and non-GAAP net loss is helpful to our investors. These measures, which we refer to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three and nine months ended September 30, 2015 and 2014, non-GAAP gross profit, non-GAAP loss from operations and non-GAAP net loss excluded stock-based compensation expense, amortization of intangible assets, acquisition related expenses, and impairment of long-lived assets.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expense, Rapid7 believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between our operating results from period to period. Rapid7 also believes that excluding the impact of amortization of intangible assets allows for more meaningful comparisons between operating results from period to period as the intangible assets are valued at the time of acquisition and are amortized over a period of several years after the acquisition. Rapid7 also believes that excluding the impact of the costs directly related to acquisitions and asset impairments allow for a more meaningful comparison between operating results from period to period, as these costs are unrelated to the current operations and neither comparable to the prior period nor predictive of future results. Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial data are not measures of our financial performance under GAAP and should not be considered as alternatives to gross profit, loss from operations, net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of the compensation provided to our employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Rapid7 urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance for the fourth quarter and full-year 2015, technical innovations, market opportunity and plans and objectives for future operations, are forward-looking statements. The words “anticipate,” believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, the ability of our products and professional services to correctly detect vulnerabilities, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to integrate acquired operations, our ability to operate in compliance with applicable laws and the risks and uncertainties set forth in the “Risk Factors” section of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarterly period ended June 30, 2015, and subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Contact:

Rapid7 Investor Relations

857-415-4419 or investors@rapid7.com

Rapid7, Inc.

Consolidated Balance Sheets

(Unaudited, in thousands)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash	$123,984	$36,823
Accounts receivable, net	31,969	25,412
Prepaid expenses and other current assets	4,165	4,209

Total current assets	160,118	66,444

Property and equipment, net	7,356	7,922
Goodwill	15,847	11,265
Intangible assets, net	2,482	1,156
Other assets	735	179

Total assets	$186,538	$86,966

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	2,868	3,536
Accrued expenses	15,725	11,907
Deferred revenue, current portion	74,347	58,164
Other current liabilities	1,030	642

Total current liabilities	93,970	74,249

Deferred revenue, non-current portion	35,805	26,892
Term loan payable, net of unamortized debt discount	—	16,871
Other long-term liabilities	4,305	4,218

Total liabilities	134,080	122,230

Commitments and contingencies
Redeemable convertible preferred stock:
Series A redeemable convertible preferred stock	—	68,892
Series B redeemable convertible preferred stock	—	5,681
Series C redeemable convertible preferred stock	—	80,286
Series D redeemable convertible preferred stock	—	56,739

Stockholders’ equity (deficit):
Common stock	394	126
Additional paid-in-capital	374,822	—
Accumulated deficit	(319,232)	(243,462)
Treasury stock	(3,526)	(3,526)

Total stockholders’ equity (deficit)	52,458	(246,862)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$186,538	$86,966

Rapid7, Inc.

Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Revenue:
Products	$16,240	$12,428	$44,524	$34,056
Maintenance and support	7,002	5,011	19,054	13,630
Professional services	5,070	2,890	14,095	7,259

Total revenue	28,312	20,329	77,673	54,945
Cost of revenue:
Products	1,504	1,105	4,389	3,366
Maintenance and support	1,505	1,118	4,127	3,258
Professional services	4,054	2,433	11,766	6,100

Total cost of revenue	7,063	4,656	20,282	12,724

Total gross profit	21,249	15,673	57,391	42,221

Operating expenses:
Research and development	9,945	6,330	24,490	18,778
Sales and marketing	16,265	12,155	43,952	34,720
General and administrative	5,537	3,136	14,638	9,792

Total operating expenses	31,747	21,621	83,080	63,290

Loss from operations	(10,498)	(5,948)	(25,689)	(21,069)
Other income (expense), net:
Interest income (expense), net	(1,067)	(703)	(2,489)	(2,101)
Other income (expense), net	(49)	(227)	(191)	(182)

Loss before income taxes	(11,614)	(6,878)	(28,369)	(23,352)
Provision for income taxes	211	89	382	280

Net loss	(11,825)	(6,967)	(28,751)	(23,632)
Accretion of preferred stock to redemption value	—	12,436	(35,061)	(15,206)
Beneficial conversion charge relating to IPO Participation Payment	(14,161)	—	(14,161)	—

Net (loss) income attributable to common stockholders	$(25,986)	$5,469	$(77,973)	$(38,838)

Net (loss) income per share attributable to common stockholders, basic	$(0.79)	$0.43	$(3.99)	$(3.04)

Net loss per share attributable to common stockholders, diluted	$(0.79)	$(0.25)	$(3.99)	$(3.04)

Weighted-average common shares outstanding, basic	33,020,484	12,790,450	19,544,759	12,757,054

Weighted-average common shares outstanding, diluted	33,020,484	27,651,192	19,544,759	12,757,054

Rapid7, Inc.

Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Nine Months Ended
	September 30, 2015	September 30, 2014
Cash flows from operating activities:
Net loss	$(28,751)	$(23,632)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	3,700	3,042
Amortization of debt discount	1,129	415
Non-cash interest expense	130	—
Stock-based compensation expense	2,833	1,791
Provision for doubtful accounts	576	382
Impairment of long-lived assets	483	—
Foreign currency remeasurement loss	90	—
Change in operating assets and liabilities:
Accounts receivable	(6,649)	281
Prepaid expenses and other assets	(521)	(1,104)
Accounts payable	(1,601)	(1,533)
Accrued expenses	1,591	229
Deferred revenue	25,068	12,439
Contingent consideration	—	69
Other liabilities	(58)	2,262

Net cash used in operating activities	(1,980)	(5,359)

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(3,344)	—
Purchases of property and equipment	(2,839)	(6,167)

Net cash used in investing activities	(6,183)	(6,167)

Cash flows from financing activities:
Proceeds from initial public offering and concurrent private placement	112,916	—
Repayments of term loan and related termination fee	(18,540)	—
Payments of capital lease obligations	(187)	(197)
Payments of contingent consideration related to business acquisitions	—	(750)
Proceeds from stock option exercises	1,275	130

Net cash provided by (used in) financing activities	95,464	(817)

Effects of exchange rates on cash	(140)	(11)

Net increase (decrease) in cash	87,161	(12,354)
Cash, beginning of period	36,823	20,612

Cash, end of period	$123,984	$8,258

Rapid7, Inc.

GAAP to Non-GAAP Reconciliation

(unaudited, in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Total gross profit (GAAP)	$21,249	$15,673	$57,391	$42,221
Plus: Stock-based compensation expense[1]	102	42	203	128
Plus: Amortization of intangible assets[2]	285	218	764	652

Total gross profit (non-GAAP)	$21,636	$15,933	$58,358	$43,001

Gross margin (non-GAAP)	76%	78%	75%	78%

Gross profit (GAAP) - Products and Maintenance and support	$20,233	$15,216	$55,062	$41,062
Plus: Stock-based compensation expense	23	3	34	10
Plus: Amortization of intangible assets	285	218	764	652

Total gross profit (non-GAAP) - Products and Maintenance and support	$20,541	$15,437	$55,860	$41,724

Gross margin (non-GAAP) - Products and Maintenance and support	88%	89%	88%	87%

Gross profit (GAAP) - Professional services	$1,016	$457	$2,329	$1,159
Plus: Stock-based compensation expense	79	39	169	118
Total gross profit (non-GAAP) - Professional services	$1,095	$496	$2,498	$1,277

Gross margin (non-GAAP) - Professional services	22%	17%	18%	18%

Loss from operations (GAAP)	$(10,498)	$(5,948)	$(25,689)	$(21,069)
Plus: Stock-based compensation expense[1]	1,427	632	2,833	1,791
Plus: Amortization of intangible assets[2]	285	218	764	652
Plus: Acquisition related expenses[3]	551	—	967	—
Plus: Impairment of long-lived assets[4]	483	—	483	—

Loss from operations (non-GAAP)	$(7,752)	$(5,098)	$(20,642)	$(18,626)

Net income (loss) attributable to common stockholders (GAAP)	$(25,986)	$5,469	$(77,973)	$(38,838)
Plus: Accretion of preferred stock to redemption value	—	(12,436)	35,061	15,206
Plus: Beneficial conversion charge relating to IPO Participation Payment	14,161	—	14,161	—

Net loss (GAAP)	(11,825)	(6,967)	(28,751)	(23,632)
Plus: Stock-based compensation expense[1]	1,427	632	2,833	1,791
Plus: Amortization of intangible assets[2]	285	218	764	652
Plus: Acquisition related expenses[3]	551	—	967	—
Plus: Impairment of long-lived assets[4]	483	—	483	—

Net loss (non-GAAP)	$(9,079)	$(6,117)	$(23,704)	$(21,189)

Net loss per share, basic and diluted (non-GAAP)	$(0.27)	$(0.48)	$(1.21)	$(1.66)

Weighted average shares used in non-GAAP net loss per share, basic and diluted	33,020,484	12,790,450	19,544,759	12,757,054

[1] Includes stock-based compensation expense as follows:
Cost of revenue	$102	$42	$203	$128
Research and development	507	126	917	368
Sales and marketing	418	225	728	541
General and administrative	400	239	985	754

[2] Includes amortization of intangible assets as follows:
Cost of revenue	$285	$218	$764	$652

[3] Includes acquisition related expenses as follows:
General and administrative	$551	$—	$967	$—

[4] Includes impairment of long-lived assets as follows:
Research and development	$483	$—	$483	$—